Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-189095, 333-202176, 333-225699, 333-236724, 333-237780, 333-237781, 333-253929 and 333-272719) and Form S-3 (Nos. 333-271553 and 333-271557) of T-Mobile US, Inc. of our report dated February 11, 2022 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Seattle, Washington
February 2, 2024